Exhibit 10.10

SHAREHOLDERS AGREEMENT

dated as of

October 29, 2018

among

STONECO LTD.

and

CERTAIN SHAREHOLDERS OF STONECO LTD.

Exhibit A    Joinder Agreement

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of October 29, 2018, by and among StoneCo Ltd., an exempted company formed under the laws of the Cayman Islands (the “Company”), and each Shareholder whose name appears on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its Class A Common Shares;

WHEREAS, in connection with, and effective upon, the completion of the IPO (such date of completion, the “IPO Date”) of the Company, the Company and the Shareholders (as defined in Section 1.01 hereof) wish to set forth certain understandings between such parties, including with respect to certain governance matters; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or any relative up to the second degree, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Voting Power” means, with respect to any Shareholder or group of Shareholders, the total voting power of the total number of Shares (as determined on a Common Equivalents basis) entitled to vote generally in the election of the Company’s Directors that are “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation.

“Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the Cayman Islands or New York City are authorized by law to close.

“Change of Control” means (i) the merger or consolidation of the Company or any of its Subsidiaries with or into another Person (other than the Company or any of its wholly-owned Subsidiaries) or the merger of another Person (other than the Company or any of its wholly-owned Subsidiaries) with or into the Company or any of its Subsidiaries, (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than a wholly-owned Subsidiary or (iii) any “person” or “group” (as such terms are used for purposes of Section 13(d) of the Exchange Act) is or becomes the a beneficial owner, directly or indirectly, of more than 50% of the total voting power of the capital stock of the Company entitled to vote generally in the election of the Company’s Directors or acquires the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

“Common Equivalents” means (i) with respect to Common Shares, the number of Shares, (ii) with respect to any Company Securities that are convertible into or exchangeable for Common Shares, the number of Shares issuable in respect of the conversion or exchange of such securities into Common Shares.

“Class A Common Shares” means the Class A common shares, par value $0.000079365 per share, of the Company and any other security into which such Class A Common Shares may hereafter be converted or changed.

“Class B Common Shares” means the Class B common shares, par value $0.000079365 per share, of the Company and any other security into which such Class B Common Shares may hereafter be converted or changed.

“Common Shares” means collectively, the Class A Common Shares and the Class B Common Shares (provided that in no circumstance shall such shares be counted twice).

“Company Securities” means (i) the Common Shares and (ii) securities that entitle the holder to vote in the election of directors to the Board that are convertible into or exchangeable for Common Shares.

“Exchange” means the Nasdaq Global Market or such other stock exchange or securities market on which the Shares are listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governing Documents” means the Articles of Association, as amended or modified from time to time.

“Independent Director” means an “independent director” as such term is used in the listing requirements of the Exchange.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Permitted Assigns” means with respect to any of the Shareholders, their respective Affiliates who are a transferee of Shares (which are transferred other than pursuant to a widely distributed public sale) that agrees in writing to become party to, and be bound to the same extent as its transferor by the terms of, this Agreement, in the form of Exhibit A hereto; provided, that upon such Transfer, such Permitted Assign shall be deemed to be a “Shareholder” hereto for all purposes herein.

“Shareholders” means at any time, HR Holdings LLC, VCK Investment Fund Ltd. SAC, Cakubran Holdings Ltd., as long as they remain vehicles controlled by André Street de Aguiar, Eduardo Cunha Monnerat Solon de Pontes, collectively, and any Person (other than the Company) affiliated with André Street or Eduardo Pontes and any of their Permitted Assigns who in each case shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Shares” means the outstanding Common Shares.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Shareholder Directors	2.01
Cause	2.02
Company	Preamble
Confidential Information	3.02(b)
Replacement Nominee	Section 2.03
Representatives	3.02(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board. (a) The members of the Board shall be nominated and elected in accordance with the Governing Documents and the provisions of this Agreement. Effective as of the IPO Date, the Board shall be comprised of five Directors, which directors shall initially be (i) André Street de Aguiar, Eduardo Cunha Monnerat Solon de Pontes, Roberto Moses Thompson Motta (collectively, the “Shareholder Directors”), Thomas A. Patterson and Ali Mazanderani. The Chairman of the Board shall initially be André Street de Aguiar.

(b) From and after the date hereof, the Shareholders shall have the right, but not the obligation, to nominate a number of designees to the Board, equal to:

(i) up to three designees (or if the size of the Board is increased, a majority (i.e. more than 50%) of the Total Number of Directors, rounded upward to the nearest whole number), so long as the Shareholders’ and their Affiliates’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) continues to be at least 25% of the total voting power of all Shares (as determined on a Common Equivalents basis),

(ii) up to two designees (or if the size of the Board is increased, 25% of the Total Number of Directors, rounded upward to the nearest whole number), so long as the Shareholders’ and their Affiliates’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) continues to be at least 10% of the total voting power of all Shares (as determined on a Common Equivalents basis), and

(iii) up to one designee (or if the size of the Board is increased, 10% of the Total Number of Directors, rounded upward to the nearest whole number), so long as the Shareholders’ and their Affiliates’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis) is (x) less than 10% of the total voting power of all Shares and (y) at least 5% of the total voting power of all Shares, each as determined on a Common Equivalents basis.

In the event that the Shareholders have nominated less than the total number of designees the Shareholders are entitled to nominate pursuant to this Section 2.01(b), the Shareholders shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case the Shareholders and the Company shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board as required to enable the Shareholders to so nominate such additional designees and (B) appoint such additional designees nominated by the Shareholders to such newly created directorships. Each specified Shareholder designee shall be referred to hereinafter as a “Shareholder Designee.”

(c) In accordance with the Articles of Association, from and after the date on which the Shareholders (and/or their respective Affiliates) no longer constitute a group that beneficially owns more than fifty percent of the outstanding voting power of the Company (the “Classifying Date”), the Company shall cause the Directors to be, and the Directors shall be, divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board. The Board is hereby authorized to assign members of the Board in office at the Classifying Date to such classes. Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting of shareholders at which such Director was elected, provided that Directors initially designated as Class I Directors (“Class I Directors”) shall serve for a term ending on the date of the first annual general meeting of shareholders following the Classifying Date, Directors initially designated as Class II Directors (“Class II Directors”) shall serve for a term ending on the second annual general meeting of shareholders following the Classifying Date, and Directors initially designated as Class III Directors (“Class III Directors”) shall serve for a term ending on the date of the third annual general meeting of shareholders following the Classifying Date. The Shareholder Designees shall be allocated to the longest duration classes, unless otherwise determined by the Shareholders.

(d) The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Cayman Islands law), to take all Necessary Action to effectuate the above by; (A) including the persons designated pursuant to this Section 2.01 in the slate of nominees recommended by the

Board for election at any meeting of stockholders called for the purpose of electing Directors, (B) nominating and recommending each such individual to be elected as a Director as provided herein, (C) soliciting proxies or consents in favor thereof, and (D) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a Director.

(e) At any time the number of Directors that the Shareholders are entitled to designate pursuant to this Section 2.01 is less than the number of Shareholder Directors on the Board, the Shareholders shall cause the required number of Directors to resign from the Board or not stand for reelection on or prior to the Company’s next general meeting of shareholders at which Directors of the Company are to be elected, and any vacancies resulting from such resignation shall be filled by the Board in accordance with the Governing Documents, the rules of the U.S. Securities Exchange Commission (the “SEC”) and the rules of the Exchange then in effect.

(f) For the avoidance of doubt, the rights granted to the Shareholders to designate members of the Board are additive to, and not intended to limit in any way, the rights that the Shareholders or any of their respective Affiliates may have to nominate, elect or remove directors under the Governing Documents or Cayman Islands law.

Section 2.02. Removal. So long as a Shareholder is entitled to designate one or more nominees pursuant to Section 2.01 such Shareholder shall have the right to remove any such director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

Section 2.03. Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by the Shareholders or otherwise in accordance with the Governing Documents, as either may be amended or restated from time to time) of a Shareholder Director, the Shareholders entitled to appoint such Shareholder Director shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of such Shareholders immediately following the filling of such vacancy will not exceed the total number of persons such Shareholder is entitled to designate pursuant to Section 2.01 on the date of such replacement designation. The Company and the Shareholders shall take all Necessary Action to cause such replacement designee to become a member of the Board.

Subject to the provisions of this Agreement, the Board may nominate additional Directors to the Board, or fill any vacancy on the Board, pursuant to the terms of the Governing Documents.

Section 2.04. Board Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.

Section 2.05. Board Committees. As of the IPO Date, the Board has designated each of the following committees: a Compensation Committee, an Audit Committee, a Finance Committee and an Advisory Board Committee. As of the IPO Date, the committees shall be comprised of the persons identified in the section titled “Management—Committees of the Board of Directors” in the Company’s registration statement on Form F-1 filed with the SEC on October 16, 2018 (the “Form F-1”). For so long as the Shareholders have the right to designate at least one (1) Shareholder Director pursuant to Section 2.01, the Shareholders shall have the right, but not the obligation, to designate the pro rata share of the total number of members of each committee of the Board that is equal to the proportion that the number of Shareholder Designees bears to the Total Number of Directors of the Company pursuant to Section 2.01; provided that the right of any Shareholder Director to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Stock Exchange.

Section 2.06. Actions Requiring Consent. For so long as the Shareholders’ and their respective Affiliates’ Aggregate Voting Power of Shares (as determined on a Common Equivalents basis), continues to be at least 15% of the total voting power of all Shares (as determined on a Common Equivalents basis), the Company agrees that it will not take any action, nor shall it permit its Subsidiaries to take any action (including any action by the Board or any committee thereof), with respect to any of the following matters without the prior written approval of the Shareholders:

(a) entering into any transaction or series of transactions that would result in a Change of Control;

(b) any merger, consolidation, reorganization (including conversion) or any other business combination involving the Company or any of its Subsidiaries;

(c) any liquidation, dissolution, receivership, commencement of bankruptcy, insolvency or similar proceedings with respect to the Company or any of its Subsidiaries;

(d) authorizing or issuing any capital stock of the Company or any security or obligation that, by its terms, directly or indirectly, is convertible into or exchangeable or exercisable for Common Equivalents or preferred shares of the Company and any option, warrant or other right to subscribe for, purchase or acquire Common Equivalents or preferred shares of the Company, other than (i) pursuant to the StoneCo Ltd. 2018 Omnibus Equity Plan approved by the Board on or prior to the IPO and (ii) in connection with the exchange or conversion of Class A Common Shares into Class B Common Shares, as contemplated by the Governing Documents;

(e) the acquisition, sale, conveyance, transfer or other disposition of any asset or business of the Company and/or its Subsidiaries, in one transaction or a series of related transactions, the aggregate consideration or fair value of which is greater than or equal to 20% of the Company’s fair market value on the date of such transaction, as determined by the Board in good faith;

(f) the incurrence, creation, or assumption of any indebtedness of the Company or any of its subsidiaries in an amount greater than or equal to the Company’s net equity in the aggregate on a consolidated basis;

(g) any amendment, alteration or repeal of any provision of the Governing Documents of the Company or any of its Subsidiaries, including the Articles of Association of the Company; or

(h) any determination or approval of the annual compensation of the senior executive officers and/or Directors of the Company.

ARTICLE 3

CERTAIN COVENANTS AND AGREEMENTS

Section 3.01. Access; Information. For so long as the Shareholders’ and their respective Affiliates’ Aggregate Ownership of Shares (as determined on a Common Equivalents Basis) continues to be at least 5% of the total voting power of all Shares (as determined on a Common Equivalents Basis), the Company shall, and shall cause its Subsidiaries to, permit the Shareholders, and their designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to provide such information to the Shareholder, as applicable, without the loss of any such privilege, and notified the Shareholder that such information has not been provided.

Section 3.02. Confidentiality. (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Shareholder). Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Shareholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder;

(ii) such information becomes known to the public through no fault of such Shareholder;

(iii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(iv) such information was available or becomes available to such Shareholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company;

(v) to any regulatory authority to which the Shareholder or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information;

(vi) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Shareholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(vii) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 3.03. Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, or enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities, in each case that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement.

Section 3.04. Corporate Opportunities. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, waives and renounces any right, interest or expectancy of the Company and/or its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which any of the Shareholders or any of their respective officers, directors, agents, shareholders, members, partners, Affiliates and Subsidiaries (other than the Company and its Subsidiaries) (each, a “Specified Party”) gain knowledge, even if the opportunity is competitive with the business of the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its Subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries. Notwithstanding anything in this Section 3.04 to the contrary, a Specified Party who is a director of the Company and who is offered a business opportunity for the Company or its Subsidiaries in his or her capacity solely as a director of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company; provided, however, that all of the protections of this Section 3.04 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including the ability of the Specified Parties to pursue or acquire such Directed Opportunity, directly or indirectly, or to direct such Directed Opportunity to another person.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to beneficially own any Company Securities shall cease to be bound by the terms hereof (other than Sections 3.02, 4.02, 4.05, 4.06, 4.07, 4.09 and 4.10).

(b) Neither the Company nor any of the Shareholders shall assign or transfer all or any part of this Agreement without the prior written consent of the other parties hereto; provided, however, that the Shareholders shall be entitled to assign, in whole or in part, to any of their Permitted Assigns without such prior written consent. Any such Permitted Assignee that shall become a party to this Agreement shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received:

if to the Company to:

StoneCo Ltd.

R. Fidêncio Ramos, 308, 10th floor

Vila Olímpia, São Paulo, SP, Brazil

04551-010

Attention: Chief Executive Officer and Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Byron B. Rooney

Fax: (212) 701-5800

Email: byron.rooney@davispolk.com

if to the Shareholders, to:

André Street

R. Fidêncio Ramos, 308, 10th floor

Vila Olímpia, São Paulo, SP, Brazil

04551-010

Attention: Daniela Mastrorocco

with a copy to:

Gênova Consultoria e Participações Ltda.

R. Fidêncio Ramos, 308, 10th floor

Vila Olímpia, São Paulo, SP, Brazil

04551-010

Attention: Legal Department

Email: dmastrorocco@arpexcapital.com.br

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Permitted Assignee that becomes a Shareholder shall provide its address, fax number and email address to the Company.

Section 4.03. Term; Waiver; Amendment. (a) This Agreement shall terminate as it relates to each Shareholder on the earlier to occur of: (i) such time as the Shareholders’ and their respective Affiliates’ Aggregate Ownership of Shares (as determined on a Common Equivalents Basis) cease to be at least 5% of the total voting power of all Shares (as determined on a Common Equivalents Basis) (ii) any Shareholder ceases to beneficially own any Company Securities, and (iii) upon the delivery of a written notice by such Shareholder to the Company requesting that this Agreement terminate as it relates to such Shareholder (in each case, other than Sections 3.02, 4.02, 4.05, 4.06, 4.07, 4.09 and 4.10).

(b) This Agreement may be amended, waived or otherwise modified only by a written instrument executed by the parties hereto. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. Except as provided in the preceding sentences, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.04. Fees and Expenses. All costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

Section 4.06. Jurisdiction. Each party hereto submits to the non-exclusive jurisdiction of the Cayman Islands courts for the purpose of any action arising out of or in relation to this Agreement. Each party agrees that, in any such action, it will not contest jurisdiction on the grounds that the Cayman Islands courts are an inconvenient forum or otherwise.

Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon completion of the IPO on the IPO Date; provided, that this Agreement shall be of no force and effect (i) prior to the completion of the IPO and (ii) if the IPO has not been consummated within thirty (30) Business Days from the date of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.09. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

STONECO LTD.

By:	/s/ Thiago dos Santos Piau
	Name:	Thiago dos Santos Piau
	Title:	Chief Executive Officer

By:	/s/ Rafael Martins Pereira
	Name:	Rafael Martins Pereira
	Title:	IR Executive Officer

THE SHAREHOLDERS:

HR HOLDINGS LLC

By:	/s/ Eduardo Cunha Monnerat Solon de Pontes
	Name:	Eduardo Cunha Monnerat Solon de Pontes
	Title:	Director

VCK INVESTMENT FUND LTD. SAC

By:	/s/ Bluebay Directors Limited /s/ Blue Medallion Investments Ltd.
Name: Bluebay Directors Limited/Blue Medallion Investments Ltd.
Title: Director

CAKUBRAN HOLDINGS LTD.

By:	/s/ Eduardo Cunha Monnerat Solon de Pontes
	Name:	Eduardo Cunha Monnerat Solon de Pontes
	Title:	Director

EXHIBIT A

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of October     , 2018 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders Agreement”), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

Acknowledged by:

STONECO LTD.

By:
Name:
Title: